SEC File No. 0-14189 SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
      [   Preliminary Proxy Statement
      [X] Definitive Proxy Statement
      [   Definitive Additional Materials
      [   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            INTERWEST HOME MEDICAL, INC.
                  (Name of Registrant as Specified In Its Charter)

                            INTERWEST HOME MEDICAL, INC.
                     (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
   [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)    Title of each class of securities to which transaction applies:
                                           N/A

       2)    Aggregate number of securities to which transaction applies:
                                           N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                           N/A

       4)     Proposed maximum aggregate value of transaction:
                                           N/A

       5)    Total Fee Paid:
                                           N/A

   [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting free was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:
                                           N/A                        :

       2) Form, Schedule or Registration Statement No.:
                                           N/A                        :

       3) Filing Party:  N/A

       4)    Date Filed: February 25, 1997.

                            INTERWEST HOME MEDICAL, INC.
                                 235 East 6100 South
                              Salt Lake City, UT 84107

                                   PROXY STATEMENT
                           ANNUAL MEETING OF SHAREHOLDERS


                              To Be Held March 27, 1997

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Interwest Home Medical, Inc., a Utah corporation (the "Company") to be voted at the Annual Meeting of Shareholders to be held March 27, 1997 and at any adjournment(s) thereof. The Meeting of Shareholders ("Meeting") will be held at the Marriott Courtyard Hotel, 10701 South Holiday Park Drive, Sandy, Utah at 3:00 p.m., local time. This Proxy Statement, the enclosed Notice of Annual Meeting of Shareholders and the Proxy were first sent or given to the Company's shareholders on or about February 25, 1997.

                       MATTERS TO BE CONSIDERED AT THE MEETING

      The sole matter to come before the Meeting is the election of four (4) directors to the Board of Directors to serve until the 1998 Annual Meeting of Shareholders and thereafter until their successors are elected and qualified. The matter to be considered at the Meeting has great significance to the shareholders of the Company and they are urged to carefully consider the information presented in this Proxy Statement.

                          RECORD DATE AND VOTING SECURITIES

      The securities of the Company entitled to vote at the Meeting consist of shares the Company's no par value common stock and Series "A" Preferred Stock. Only shareholders of record at the close of business on February 20, 1997, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On the record date, the Company had outstanding 3,289,287 shares of common stock which were owned by approximately 883 shareholders of record and 300,000 shares of Series "A" Preferred Stock owned by two shareholders of record. For purposes of voting at the Meeting, the shares of common stock and the shares of Series "A" Preferred Stock will be treated as a single voting group with each share of common stock and each four shares of Series "A"
Preferred Stock entitled to one vote. Therefore, there will be a maximum of 3,364,287 votes available to be cast at the Meeting. The presence in person or by proxy of a majority of the outstanding shares of stock entitled to vote is necessary to constitute a quorum at the Meeting.

      Assuming a quorum is present, the four (4) nominees receiving the highest number of votes cast at the Meeting will be elected as directors. There will be no cumulative voting in the election of directors.

      Abstentions will be treated as present and entitled to vote at the Meeting. Therefore, abstentions will be counted in determining whether a quorum is present and will have the effect of a vote against a matter. A broker non-vote on a matter (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) is considered not entitled to vote on that matter and, therefore, will not be counted in determining whether a quorum is present or whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

      All proxies received pursuant to this solicitation will be voted at the Meeting and at any adjournments thereof as indicated in the Proxy. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of the Company intend to vote in favor of all nominees for directors described herein and for all of the proposals to be voted upon at the Meeting.

                            REVOCABILITY OF PROXIES

      A form of proxy is enclosed herewith for use. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                        PRINCIPAL SHAREHOLDERS AND SECURITY
                               OWNERSHIP OF MANAGEMENT

      The following table sets forth information regarding shares of the Company's common stock owned beneficially as of February 20, 1997, by (i) each director and nominee for director of the Company, (ii) all officers and directors as a group, and (iii) each person known by the Company to beneficially own 5% or more of the outstanding shares of the Company's common stock or Series "A" Preferred Stock:

Name and Address                         Amount and Nature of   Percent of
of Beneficial Owner                      Beneficial Ownership   Class Ownership

James E. Robinson (2)                          1,276,916            35.79%
235 East 6100 South
Salt Lake City, UT 84107

James U. Jensen(3)                               115,917             3.25%
420 Chipeta Way
Salt Lake City, UT 84108

Dr. Michael C. Romney(4)                           8,500                *
1002 East Eagle Way
North Salt Lake, UT 84054

Daniel L. Richards(5)                             54,665             1.53%
8966 North 6800 West
American Fork, Utah 84003

Dr. Jeffrey F. Poore(6)                            7,500                *
4536 Abinadi Road
Salt Lake City, UT 84124

Jerald L. Nelson(7)                               32,564                *
3800 North Central Avenue, Suite B-1
Phoenix, AZ 85012

Val Christianson(8)                              450,459             12.63%
235 East 6100 South
Salt Lake City, UT 84107

Que H. Christensen(9)                            150,161              4.21%
235 East 6100 South
Salt Lake City, UT 84107

I-Med Shareholders(10)                           404,552             11.34%
 Share Purchase
235 East 6100 South
Salt Lake City, UT 84107

All Officers and Directors
  as a Group (8 Persons)                       2,096,681            58.77%

      Unless otherwise indicated in the footnotes below, the Company has been advised that each person above has sole voting power over the shares indicated above. All of the individuals listed above are officers and directors of the Company.

(1) As of February 20, 1996, there were 3,289,287 shares of the Company's common stock issued and outstanding. There are also outstanding options to purchase 203,492 shares of the Company's common stock which are owned by officers and director. Additionally, there are 300,000 shares of Series "A" Preferred Stock, issued and outstanding which may be converted into 75,000 shares of common stock (which may be increased to approximately 112,360 shares of common stock). Therefore, for purposes of the above set forth chart, 3,567,779 shares are deemed to be issued and outstanding in accordance with Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The total number of votes which may be cast at the Meeting is 3,364,287 which includes the issued and outstanding common stock and Series "A" Preferred Stock.

(2) Includes (i) 22,500 shares owned of record by the five children of Mr. Robinson (4,500 each); (ii) 898,798 shares owned by J&J Medical Investments Limited, a family limited partnership; (iii) 293,118 shares are owned of record by Mr. Robinson; and (iv) 62,500 shares which may be acquired by Mr. Robinson pursuant to a stock option.

(3) Includes (i) 58,425 shares which are beneficially owned through the I-Med Shareholder Share Purchase Trust; (ii) 50,992 shares issuable at $.40 per share underlying an option; and (iii) 6,500 shares which may be acquired pursuant to stock options.

(4)  Includes 6,500 shares which may be acquired pursuant to stock options.

(5) Includes (i) 25,606 shares owned of record; (ii) 27,559 shares beneficially owned; and (iii) 1,500 shares which may be acquired pursuant to a stock option. The shares beneficially owned are owned of record by various family members and entities affiliated with Mr. Richards. Mr. Richards votes all of such shares.

(6)  Includes 6,500 shares which may be acquired pursuant to stock options.

(7) Includes 26,064 shares which are owned of record by Mr. Nelson's spouse and 6,500 shares which may be acquired pursuant to stock options.

(8)  Includes (i) 241,599 shares which are owned of record by Mr.  Christianson;
     (ii) 165,110 shares which are beneficially owned through the I-Med Shareholders Share Purchase Trust; (iii) 12,500 shares owned of record by the five children of Mr. Christianson (2,500 each); and (iv) 31,250 shares which may be acquired pursuant to a stock option.

(9)  Includes (i) 15,000  shares  which are owned of record by Mr.  Christensen;
     (ii) 93,911 shares which are beneficially owned through the I-Med Shareholders Share Purchase Trust; (iii) 10,000 shares owned of record by the four children of Mr. Christensen (2,500 shares each); and 31,250 shares which may be acquired pursuant to a stock option.

(10) The I-Med Shareholders Share Purchase Trust was established in October 1991 to purchase shares of Interwest Medical Equipment Distributors, Inc. common stock from a retiring officer/employee. The Trust's shares were exchanged for the Company's shares in connection with a merger effected February 22, 1995. The purchase price is payable in 120 monthly payments. The purchase price for the shares is funded by Trust participants who contribute monthly payments to purchase a pro-rata portion of such shares. There are currently 10 persons purchasing shares pursuant to the Trust arrangement. These persons have the right to vote the shares attributable to their pro-rata portion of the total shares being purchased by the Trust. It is anticipated that the Trust will distribute shares paid for to the Trust beneficiaries from time-to-time as requested by purchasers. Interwest Medical has guaranteed payment of the unpaid balance of the purchase price for the shares purchased by the Trust.


                          PROPOSAL 1: ELECTION OF DIRECTORS

      Currently and following the Annual Meeting, the Board of Directors shall consist of four directors all of whom will be elected at the Annual Meeting. Such directors will serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Shareholders do not have cumulative voting rights in the election of directors (each common shareholder is entitled to vote one vote for each share held for each director and each Series "A" Preferred Stockholder is entitled to one vote for each four shares held for each director). Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote "FOR" the election as directors of the persons identified as nominees for directors in the table below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted "FOR" such other person or persons, if any, as may be designated by the Board of Directors. The Board has no reason to believe that any nominee herein named will be unable or unwilling to serve.

Nominees for Directors and Current Directors

      The current directors of the Company, all of whom are nominated for reelection as directors, are as follows:

James E.  Robinson

     Mr. Robinson has been president and a director of the Company since February 1995. Mr. Robinson has been President (CEO) and Chairman of the Board of Interwest Medical since October 1982. He also acted as Treasurer until 1990. Mr. Robinson graduated from Brigham Young University with a Master of Accountancy degree in 1975. He worked until July 1977 with Haskins & Sells at which time he joined Robinson's Medical Mart (a predecessor company to Interwest Medical) as its Vice President and Treasurer. Mr. Robinson was elected to the Board of Directors of the National Association of Medical Equipment Suppliers (NAMES) in 1984 where he served as Treasurer from 1986 until 1990, Chair from 1990 to 1991, Immediate Past-Chairman from 1991 to 1992, and continues as an "Ex- Officer" Board member. He was also elected to the Board of Directors of Medical Equipment Distributors, Inc. (The MED Group) in 1985 and served as its Chair from 1988 until 1992. Mr. Robinson has been active in many local, regional, and national organizations which represent individuals with disabilities, currently serving as the Chair of the Utah Assistive Technology Foundation (UATF).

James U. Jensen

     Mr. Jensen has been a director of the Company since February 1995. Mr. Jensen has been Vice President, Corporate Development and Legal Affairs for NPS Pharmaceutical since July 1991. He has been Secretary and a director of Interwest Medical since 1987. From 1988 to July 1991, Mr. Jensen was a partner in the law firm of Woodbury, Jensen, Kesler & Swinton, P.C. concentrating on technology transfer and licensing and corporate finance. From 1983 until July 1985, he served as outside general counsel for a software company. From July 1985 to October 1986, he served as it's Chief Financial Officer. From 1980 to 1983, Mr. Jensen served as General Counsel and Secretary of Dictaphone Corporation, a subsidiary of Pitney Bowes, Inc. He serves as a director of NPS Pharmaceutical, Inc., a public company and Wasatch Advisors Funds, Inc., a publicly registered investment company. Mr. Jensen received a B.S. in English/Linguistics from the University of Utah and a J.D. and an M.B.A. degree from Columbia University.

Jeffrey F. Poore,  D.D.S.

     Dr. Poore has been a director of the Company since February 1995. He is currently Chairman and CEO of The Health Chair Group and is a 22-year veteran of the healthcare industry and an early champion of the concept of managed care. From March 1994 until January 1996, Dr. Poore was President of CompHealth, a physician recruiting and temporary placement company. Prior to joining CompHealth, he coordinated mergers, acquisitions and development in the office of the CEO at FHP International, Inc., a health maintenance organization. During his tenure at FHP, he also directed staff in the organization's operational finance, financial services, marketing, sales, medical, PPO/IPA, and contracting divisions. He also has experience as a healthcare lobbyist and provider. He was in private dental practice for many years. He earned his D.D.S. from Loyola Medical Center in 1976, and a BA in Economics from Brigham Young University in 1971.

Jerald L. Nelson, Ph.D.

     Dr. Nelson was a director of the Company from April 1990 to February 1995, and was reappointed a director in August, 1995. Dr. Nelson holds a Ph.D. in Economics from North Carolina State University and a B.A. in business from the University of Utah. Dr. Nelson has over twenty years of experience as a business consultant and financial analyst. Dr. Nelson's career began with TWA in New York City in 1972. Later assignments included consulting with Date Resources, Inc., and for eight years with U.S. Industries in market research and financial analysis. He has served on numerous Boards of Directors including Arrow Dynamics, Gentner Communications and One-2-One Communications where he also served as

Chairman and CEO. From December 1993 until July of 1996, Mr. Nelson served as the President and Chief Operating officer of Tenant Information Services, Inc. located in Salt Lake City, Utah. Since July 1996, Mr. Nelson has been the Chairman and CEO of Family Telecommunications, Inc. located in Phoenix, Arizona.

Committees and Meetings

      The Board of Directors held 4 meetings during the last fiscal year. The number of meetings attended by each director is as follows: James E. Robinson - 4; James U. Jensen - 4; Dr. Jeffery F. Poore - 4; Dr. Michael C. Romney - 3; Daniel L. Richards - 4; and Dr. Jerald L. Nelson - 4.

     The Board of Directors has established the following committees: (i) Audit Committee; (ii) Compensation Committee; and (iii) Nominating Committee. The Audit Committee met one time during the fiscal year ended September 30, 1996 and is currently comprised of Dr. Nelson and Mr. Richards. The Compensation Committee met 2 times during the year ended September 30, 1996 and is currently comprised of Dr. Poore, Mr. Jensen and Dr. Romney. The Nominating Committee met 1 time during the year ended September 30, 1996 and is currently comprised of Mr. Robinson and Mr. Jensen.

                               EXECUTIVE COMPENSATION

      The following table sets forth the aggregate compensation paid by the Company for services rendered during the last three years to the Company's Chief Executive Officer and to the Company's most highly compensated executive officers other than the CEO, whose annual salary and bonus exceeded $100,000:


                             SUMMARY COMPENSATION TABLE
                                                                         Long Term
                                       Annual Compensation             Compensation
                               ---------------------------------  ----------------------
                                         Commissions              Restrict
                                             and     Other Annual   Stock     Options/
                                           Bonuses   Compensation   Awards     SAR's
Name & Principal        Year   Salary       ($)          ($)         ($)       (#)
Position
--------------------    ----   ------   ----------   ----------  ---------   -------

James E. Robinson       1996   $150,000   $16,875    $16,801(2)     -0-        -0-
President/CEO           1995   $135,000   $12,273    $15,637(2)     -0-      62,500(1)
                        1994   $106,000   $26,261    $14,538(2)     -0-        -0-

Val D. Christianson     1996   $ 95,000   $10,688    $ 4,972(3)     -0-        -0-
Vice President          1995   $ 93,500   $16,289    $ 4,370(3)     -0-      31,250(1)
                        1994   $ 78,100   $18,157    $ 4,191(3)     -0-        -0-

Que H. Christensen      1996   $ 95,000   $ 8,188    $ 4,439(4)     -0-        -0-
Chief Financial Officer 1995   $ 90,000   $ 9,363    $ 3,808(4)     -0-      31,250(1)
                        1994   $ 72,400   $16,642    $ 3,638(4)     -0-        -0-

(1) The options were granted under the Company's 1995 Employee Stock Option Plan. No SAR's have been issued by the Company.

(2) Other compensation included health insurance, vehicle income and life insurance premiums paid for a split dollar life insurance policy. For 1996, other compensation also included $819 contributed by the Company to Mr. Robinson's 401(k) account.

(3) Other compensation included health insurance and vehicle income. For 1996, other compensation also included $566 contributed by the Company to Mr. Christensen's 401(k) account.

(4) Other compensation included health insurance and vehicle income. For 1996, other compensation also included $550 contributed by the Company to Mr. Christensen's 401(k) account.

Options Granted During Last Fiscal Year

      During the year ended September 30, 1996, no stock options were granted to executive officers. The following table sets forth certain information in connection with stock option grants during the fiscal year ended September 30, 1995 to each of the named executive officers.

                Options Grants in the Year Ended September 30, 1995.

                                       Percentage
                   Number of           of Total          Exercise or
                   Securities          Options Granted   Base Price
                   Underlying          to Employee in    Per Share   Expiration
Name               Options Granted(#)  Fiscal Year       ($)         Date
----------------- -------------------  ---------------   ----------- ----------

James E. Robinson    62,500(1)               42%           $4.00      2/23/2000
Val Christensen      31,250(1)               21%           $4.00      2/23/2000
Que H. Christensen   31,250(1)               21%           $4.00      2/23/2000

(1) Consists of stock options granted on February 24, 1995, under the Company's 1995 Employee Stock Option Plan.

Fiscal Year-End Option Values

      The following table sets forth information concerning the number and value of options held at September 30, 1996 by each of the named executive officers. No options held by such executive officers were exercised during 1995.

                        Option Values at September 30, 1996

                    Number of Unexercised          Value of Unexercised
                         Options at                 In-the-Money Options
                    September 30, 1996 (#)         At September 30, 1996 ($)(1)
                    ----------------------         ----------------------------

Name                Exercisable  Unexercisable      Exercisable Unexercisable

James E. Robinson     62,500         -0-              $23,438        -0-
Val Christianson      31,250         -0-              $11,719        -0-
Que H. Christensen    31,250         -0-              $11,719        -0-


(1) An "In-the-Money" stock option is an option for which the market price of the Company's common stock underlying the option on September 30, 1996 exceed the option price. The value shown represents stock price appreciation since the date of grant. The market price was based upon the closing price of the Company's common stock on the NASD Small Cap Market September 30, 1996. The price per share on such date was $4.38. At February 20, 1997, closing price was $3.75 per share.

1995 Employee Stock Purchase Plan

      On November 6, 1995, the Company's Board of Directors adopted, subject to shareholder approval, the Company's 1995 Stock Purchase Plan (the "Plan"). Shareholders approved the Plan at the last Annual Meeting of Shareholders. The Plan is designed to provide employees of the Company with an opportunity to purchase shares of the Company's common stock through accumulated payroll deductions. The purchase price may be established at 85% of the fair market price. The number of shares which may be purchased under the Plan is 500,000 shares. At February 20, 1997, 2,081 shares of common stock had been purchased under the plan which was approved in February, 1996.

1995 Employee Stock Option Plan

      On February 24, 1995, the Company's Board of Directors adopted, subject to shareholder approval, the Company's 1995 Stock Option Plan (the "Plan") which provides for the issuance of a maximum 312,500 shares pursuant to the exercise of options granted under the Plan. Shareholders approved the Plan at the last Annual Meeting of Shareholders. The options granted under the Plan may be Incentive Stock Options pursuant to Section 422 of the Internal Revenue Code of 1986 ("ISO's") or Non-Qualified Stock Options ("NSO's"). The Plan is administered by the Board of Directors Compensation Committee. The option price and terms is to be set for each option by the Committee administering the Plan. NSO options granted under the Plan may have a term not exceeding ten years. ISO options granted under the Plan may have a term not exceeding five years. The Committee may grant options to employees (including officers and directors, or consultants. Options to purchase 150,000 shares of stock, have been granted under the Plan.

Compensation of Directors

      The Company's non-employee directors are paid $500 for each Board of Directors Meeting attended and $400 for each Committee Meeting attended. On February 24, 1995, the Company adopted, subject to shareholder approval which was obtained in February, 1996, the 1995 Non-Employee Director's Stock Option Plan. The Plan provides that each non-employee director who was a director as of February 24, 1995, or who became a director thereafter, was and will be issued an option to purchase 5,000 shares of the Company's common stock. Additionally, each non-employee director is automatically granted an option to purchase 1,500 shares at market prices on April 1st of each year commencing April 1, 1996.

Employment Agreements

      The Company is currently a party to the following Employment Agreements:

      James E. Robinson. On May 3, 1995, the Company entered into an Employment Agreement with its President/CEO, James E. Robinson. The Agreement replaced and superseded a previously executed agreement. The Agreement may be terminated by the Company without notice and without cause. The Agreement may be terminated by Mr. Robinson upon thirty day written notice. The Agreement provides for a base annual salary of $150,000 and incentive salary based upon pre-tax profits, revenue growth and acquisition incentives. The Agreement contains a 12 month non-competition restriction following termination and provisions relating to death and disability during the term of employment.

      Val D. Christianson. On May 3, 1995, the Company entered into an Employment Agreement with its Vice President, Val D. Christianson. The Agreement replaced and superseded a previously executed agreement. The Agreement may be terminated by the Company without notice and without cause. The Agreement may be terminated by Mr. Christianson upon thirty day written notice. The Agreement provides for a base annual salary of $95,000 and incentive salary based upon pre-tax profits, revenue growth and acquisition incentives. The Agreement contains a 12 month non-competition restriction following termination and provisions relating to death and disability during the term of employment.

      Que H. Christensen. On May 3, 1995, the Company entered into an Employment Agreement with its Chief Financial Officer, Que H.. Christensen. The Agreement replaced and superseded a previously executed agreement. The Agreement may be terminated by the Company without notice and without cause. The Agreement may be terminated by Mr. Christianson upon thirty day written notice. The Agreement provides for a base annual salary of $95,000 and incentive salary based upon pre-tax profits, revenue growth and acquisition incentives. The Agreement contains a 12 month non-competition restriction following termination and provisions relating to death and disability during the term of employment.

                          RIGHTS OF DISSENTING SHAREHOLDERS

      The matters to be considered and acted upon at the Annual Meeting of Shareholders do not create any dissenting shareholders rights under the Utah Revised Business Corporation Act.

                                CERTAIN TRANSACTIONS

Acquisition of Interwest Medical Equipment Distributors, Inc.

      In February 1995, the Company issued a total of 1,952,968 shares of its common stock (calculated after the December 4, 1995 reverse split) and options to purchase 50,992 shares of its common stock (calculated after the December 4, 1995 reverse split) to the shareholders of Interwest Medical in connection with the Merger. The following table sets forth information about the shares of the Company's common stock issued in the acquisition.

                                          Company Shares
            Shareholder                   To be Owned
            ------------------------      ------------------
            James E. Robinson             1,218,818
            Que H.  Christensen (1)       118,911
            Val D.  Christianson (2)      419,209

             James U.  Jensen (3)          109,417
             I-MED Shareholders
              Share Purchase Trust         429,552
             All other shareholders        38,000
             Total                         1,952,968

(1) Includes 5,000 shares which were owned of record by Mr. Christensen, 10,000 shares owned of record by his children and 103,911 shares owned by the I-Med Shareholder Purchase Trust.

(2) Includes 241,559 shares which were owned of record by Mr. Christianson, 165,110 shares which were beneficially owned through the I-MED Shareholders Share Purchase Trust and 12,500 shares owned of record by his five children.

(3) Includes 58,425 shares which were owned through the I-Med Shareholder Share Purchase Trust. This also includes 50,992 shares underlying an option.

(4) The I-Med Shareholders Share Purchase Trust was established in October 1991 to purchase 77,500 shares of Interwest Medical common stock from a retiring officer/employee. The purchase price for all of such shares was $305,000 of which $5,000 was paid at the time of closing and $300,000 was payable in 120 monthly payments. The purchase price for the shares is funded by Trust participants who contribute monthly payments to purchase a pro-rata portion of such shares. There are currently 10 persons purchasing shares pursuant to the Trust arrangement. These persons have the right to vote the shares attributable to their pro-rata portion of the total shares being purchased by the Trust. The shares purchased by the Trust are currently allocateable to the following persons:

            Trust Participants      Shares
            ------------------      -------
            Val D. Christianson     165,110
            Que H. Christensen      118,911
            James U. Jensen         58,425
            Doug Wankier            28,805
            Ray Denos               11,684
            Ray Richens             11,684
            Charolette Brewer       5,432
            William F. Caffert      17,116
            Jodie Hanson            19,455
            Roger Spade             5,432

            The Trust was the initial record owner of the shares of the Company's Common Stock issued in the Merger but it is anticipated that the Trust will distribute shares paid for to the Trust beneficiaries from time-to-time as requested by purchasers. The above listed persons will be the beneficial owners of such shares. Interwest Medical has guaranteed payment of the unpaid balance of the purchase price for the shares purchased by the Trust.

Other Transactions

      On September 29, 1995, the Company sold a parcel of real property consisting of approximately 33 acres located in Utah County, State of Utah, to American Springs Development Company, an affiliate of Daniel L. Richards. Mr. Richards is, and has been since 1990, a director of the Company. The total sales price for the property was $1,050,000. The sales price was paid as follows: (i) $300,000 cash; (ii) $20,000 by Mr. Richards transferring some of his shares of the Company's common stock to the Company for cancellation; (iii) $10,000 by Mr. Richards transferring an option to purchase shares of the Company's common stock to the Company for cancellation; and (iv) $720,000 by way of a promissory note secured by the property. The note is payable in full on or before March 31, 1997. As of December 15, 1996, the principal balance of the note was $299,560.

         FILINGS UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16 of the Securities Exchange Act of 1934 requires the filing of reports for sales of the Company's common stock made by officers, directors and 10% or greater shareholders. A Form 4 must be filed within ten days after the end of the calendar month in which a sale or purchase occurred. Based upon the review of the Form 4's filed with the Company, the following disclosure is required in this Proxy Statement.

     Jeffrey F. Poore, D.D.S. During the fiscal year ended September 30, 1996, Dr. Poore was granted an option to purchase shares of the Company's common stock on one occasion which was not reported in a timely manner. The transaction was reported, but not within the required period.

     Michael C. Romney, M.D. During the fiscal year ended September 30, 1996, Dr. Romney was granted an option to purchase shares of the Company's common stock. In January, 1996, Dr. Romney acquired shares, however, such acquisition was not filed in a timely manner. The transaction was reported, but not within the required period.

     Jerald L. Nelson Ph.D. During the fiscal year ended September 30, 1996. Dr. Nelson was granted an option to purchase shares of the Company's common stock on one occasion which was not reported in a timely manner. The transaction was reported, but not within the required period.

     James U. Jensen. During the fiscal year ended September 30, 1996, Mr. Jensen was granted an option to purchase shares of the Company's common stock on one occasion which was not reported in a timely manner. The transaction was reported, but not within the required period.

     Daniel L. Richards During the fiscal year ended September 30, 1996. Mr. Richards was granted an option to purchase shares of the Company's common stock on one occasion which was not reported in a timely manner. The transaction was reported, but not within the required period.



                      RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Tanner + Co. has served as the Company's independent auditor since 1994. No change of auditors is contemplated. A representative of Tanner + Co. will be present at the Annual Meeting, will have an oportunity to make a statement if he or she desires to do so, and will be available to respond to any appropriate questions.

                                STOCKHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the 1998 Annual Meeting must be received by the Company by October 26, 1997 to be considered for inclusion in the proxy statement and form of proxy relating to the 1998 Meeting.

                                    ANNUAL REPORT

      A copy of the Annual Report, for the year ended September 30, 1996, including audited financial statements, accompanies this Proxy Statement. The Annual Report to Stockholders does not form any part of the material for solicitation of proxies, but contains important information concerning the Company's business and financial condition.

                                       GENERAL

      Management of the Company does not know of any matters other than the foregoing that will be presented for consideration at the Meeting. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgement.

      The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to their proposals and obtaining their proxies. A professional proxy solicitation will not be engaged.

                                          By Order of the Board of Directors

February 25, 1996
attached: Annual Report

                                         12